Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

NextCure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, par value $0.001 per share	415(a)(6)	N/A	N/A	N/A	N/A
Carry Forward Securities	Equity	Preferred Stock, par value $0.001 per share	415(a)(6)	N/A	N/A	N/A	N/A
Carry Forward Securities	Debt	Debt Securities	415(a)(6)	N/A	N/A	N/A	N/A
Carry Forward Securities	Other	Warrants	415(a)(6)	N/A	N/A	N/A	N/A
Carry Forward Securities	Other	Units	415(a)(6)	N/A	N/A	N/A	N/A
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$180,000,000(1)		$180,000,000			S-3ASR	333-241706	August 6, 2020	$19,638
	Total Offering Amounts					$180,000,000		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	NextCure, Inc. (“the “Registrant”) previously filed a Registration Statement on Form S-3ASR with the Securities and Exchange Commission (the “SEC”) on August 6, 2020 (File No. 333-241706) (the “Prior Registration Statement”), which was declared effective upon filing, that registered an indeterminate amount of securities to be offered by the Registrant from time to time. In connection with Post-Effective Amendment No. 1 to the Prior Registration Statement filed with the SEC on March 4, 2021, the Registrant paid a filing fee of $19,638. All of the $180,000,000 of securities registered on the Prior Registration Statement remain unsold. Pursuant to Rule 415(a)(6) under the Securities Act, the $19,638 filing fee previously paid in connection with such unsold securities will continue to be applied to such unsold securities. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the offering of unsold securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.